Q3 2022 Earnings and Business Update Call

Sanara MedTech
Evidence Based Healing

Disclaimers

This presentation contains forward-looking statements that discuss expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Sanara MedTech Inc. (the "Company," "Sanara," "we," "our" or "us"). All statements other than statements of historical fact contained herein are forward-looking statements. These statements may be identified by terms such as "anticipates," "believes," "contemplates," "continue," "could," "estimates," "expect," "forecast," "guidance," "intend," "may," "plan," "possible," "potential," "predicts," "preliminary," "projects," "seeks," "should," "targets," "will," or "would," or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the potential benefits created by the Precision Healing merger, the Scendia acquisition and the InfuSystem partnership, the anticipated impact of the Precision Healing Merger, the Scendia acquisition and the InfuSystem partnership on Sanara's business and future financial and operating results, Sanara's ability to license and distribute Scendia products, the development of new products, the regulatory process and expansion of the Company's business. These items involve risks, contingencies and uncertainties such as uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q as well as other documents the Company files with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Forward-looking statements contained in this presentation are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

This presentation contains statistical and market data that we obtained from industry publications, reports generated by third parties, third-party studies and public filings. Although we believe that the publications, reports, studies and filings are reliable as of the date of this presentation, we have not independently verified such statistical or market data.

The trademarks and service marks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products.

CAUTION: This presentation concerns certain products that are under clinical investigation and which have not yet been cleared for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Overview

Commentary on Q3 2022

- **Financial Update**
  - Highest sales quarter ($13.0 million total including Scendia sales of $3.0 million) in the Company's history for the business, as well as, for the historical business before the Scendia acquisition; first quarter in which the Company generated >$4 million in sales in a month
  - Loss before income taxes of $3.2 million for Q3 2022. The higher loss in Q3 2022 was due to increased SG&A costs, higher R&D expenses, and higher amortization of our acquired intangibles.
  - Net loss after tax of $1.5 million for Q3. The lower net loss in 2022 was due to the recognition of a non-cash income tax benefit of $1.7 million in Q3 related to purchase accounting of the Scendia acquisition.
- **Scendia Biologics Acquisition**
  - The Company believes that this acquisition added a significant portfolio of advanced biologic products that are complementary to our current surgical product offering
  - We also believe the acquisition will expand our ability to provide new health systems a more comprehensive suite of surgical products
- **InfuSystem Partnership**
  - Combines Sanara's product line and deep expertise in wound care with InfuSystem's distribution and complex billing capabilities, existing sales team, and national footprint
- **Precision Healing 510(k)**
  - Planned 510(k) submission for the imager delayed to December due to an electrical/firmware issue that has been resolved
- **Comprehensive Wound and Skin Strategy**
  - Continuing to have discussions with a number of value-based companies and plan to launch this strategy in 2023

Surgical Products

Surgical Overview

- 36 field sales managers
- CellerateRX® Surgical sold in 662 [1] hospitals/ASCs in the TTM
- CellerateRX® Surgical sold in hospitals/ASCs across 28 states[2] in the TTM
- CellerateRX® Surgical approved to be sold in 1,593 hospitals/ASCs
- Total estimated available market in the United States:
  - 6,090 hospitals[3]
  - 5,700 ASCs[4]
- BIASURGE™ 510(k) filed


POWDER
Cellerate
RX Surgical
ACTIVATED COLLAGEN



(1) This number includes facilities where CellerateRX was sold by Sanara in the TTM and by Scendia since its acquisition in July 2022.
(2) Number based on a minimum of $50,000 revenue in the TTM.
(3) American Hospital Association. Fast Facts on U.S. Hospitals, 2021.
(4) Becker's ASC Review dated June 19, 2020 referencing CMS data from May 2020 as reported by ASCA.

Scendia Biologics Acquisition

Overview

- Continued integration of Scendia into Sanara during the third quarter

- In Q3, Scendia generated $3.0 million in revenue for Sanara

- Primary Scendia Products:
    - AMPLIFY™ Verified Inductive Bone Matrix
    - ALLOCYTE™ Advanced Cellular Bone Matrix
    - BiFORM® Bioactive Moldable Matrix
    - TEXAGEN™ Amniotic Membrane Allograf

InfuSystem Partnership

Overview

- The partnership is focused on delivering a complete wound care solution targeted at improving patient outcomes, lowering the cost of care, and increasing patient and provider satisfaction
- The partnership is expected to enable InfuSystem to offer innovative products including Cork Medical, LLC's ("Cork") negative pressure wound therapy ("NPWT") devices and supplies and Sanara's advanced wound care product line and associated services to new customers
- Combines Sanara's product line and deep expertise in wound care with InfuSystem's distribution and complex billing capabilities, existing sales team, and national footprint

Strategic Rationale

- The companies bring a differentiated and complementary offering to the companies' combined solution
  - **Sanara**
    - Significant wound care expertise in the acute care setting as well as the entire continuum of care
    - Sales managers with deep industry experience across the United States
    - Sanara believes its advanced portfolio of wound care products is complementary to NPWT services and can be used before, during, or after NPWT to remove microbes from the wound bed and promote healing
  - **InfuSystem**
    - Participating in-network provider for more than 770 health insurance networks covering over 95% of the U.S. population
    - Seven distribution centers across North America
    - Can leverage infrastructure to gain acceptance for the new products and services
    - InfuSystem is a distributor of Cork NPWT devices and supplies in the United States and Canada

Q3 2022 Financial Highlights

Sanara MedTech

Overview

- **Revenue**
  - For the quarter, the Company generated net revenues of $13.0 million compared to net revenues of $5.8 million for the three months ended September 30, 2021 representing a 124% increase from the prior year period.
  - Third quarter revenues included $3.0 million of Scendia sales.

- **SG&A**
  - SG&A expenses for the three months ended September 30, 2022, were $12.1 million, as compared to $6.9 million for the three months ended September 30, 2021.
  - The higher SG&A expenses in the third quarter of 2022 were primarily due to direct sales and marketing expenses, which accounted for approximately $3.9 million, or 75% of the increase compared to prior year.
    - The higher direct sales and marketing expenses were primarily attributable to an increase in sales commissions of $3.1 million as a result of higher product sales, and $0.5 million of increased costs as a result of sales force expansion, and $0.3 million of costs related to travel and operational support.
- **Net Loss**
  - We had a net loss of $1.5 million for the three months ended September 30, 2022, compared to a net loss of $2.0 million for the three months ended September 30, 2021.
  - Net loss positively impacted by the recognition of a non-cash income tax benefit of $1.7 million related to purchase accounting for the Scendia acquisition.

- **Cash Balances at end of quarter (in millions)**
  - $22.4 (Q3-21), $18.7 (Q4-21), $16.1 (Q1-22), $12.7 (Q2-22), $10.3 (Q3-22)

Questions

Sanara MedTech
Evidence Based Healing